FOR IMMEDIATE RELEASE

July 15, 2009

Cintas Corporation Announces Fiscal 2009 Results

CINCINNATI, July 15, 2009 -- Cintas Corporation (Nasdaq:CTAS) today reported revenue for its fiscal year ended May 31, 2009, of $3.8 billion, a 4 percent decrease from the prior fiscal year. Net income for the year was $226 million and earnings per diluted share were $1.48.  For the fourth quarter ended May 31, 2009, revenue was $879 million, a 13 percent decrease from prior year fourth quarter revenue. Fourth quarter net income was $4 million and earnings per diluted share were $0.03.

The Company announced on May 29, 2009, that, in response to economic conditions, current year results would include a restructuring, fixed asset impairment and inventory valuation charge.  The $54 million after-tax charge was recorded in the fourth quarter.  Excluding this charge, earnings per diluted share were $1.83 for the year and $0.38 for the fourth quarter.

Scott D. Farmer, Chief Executive Officer, stated, "As we mentioned in May, the U.S. economy continues to lose employment at a rapid rate, directly impacting our customers and prospects.  According to the US Department of Labor, the largest calendar year job loss on record was over 60 years ago when in 1945 the U.S. economy lost 2.75 million jobs.  Over the last twelve months, the U.S. economy has lost approximately 5.5 million jobs, or twice that historical high.  During May and June alone, over 800,000 U.S. jobs were lost."

Mr. Farmer continued, "The severity of these job losses resulted in the need for us to take significant cost reduction measures.  We have continued to right-size our workforce and reduced our operating capacity to reflect current revenue levels.  Over the last year we have also implemented stringent controls over discretionary spending."

Mr. Farmer emphasized, "While market conditions and related job loss are negatively impacting our business, when conditions improve and jobs are added, we expect to see improvement in our results. Cintas is a market leader in its businesses, has the most modern infrastructure, remains profitable, continues to generate significant cash flow and has a strong balance sheet."

Despite lower net income, free cash flow for Fiscal 2009 increased $11 million over Fiscal 2008. Using this strong cash flow, the Company was able to pay off all of its outstanding commercial paper as of May 31, 2009, increase its annual dividend payment to shareholders and increase its total cash position by over $60 million.  In addition, the Company further strengthened its sound balance sheet, improving its current ratio to over four to one and improving its total debt to total capitalization ratio to 25%.

In closing, Mr. Farmer stated, "Our strong financial position and our commitment to continue to deliver exceptional quality and service to our customers will provide enhanced opportunities when economic conditions improve."

About Cintas

Headquartered in Cincinnati, Cintas Corporation provides highly specialized services to businesses of all types throughout North America. Cintas designs, manufactures and implements corporate identity uniform programs, and provides entrance mats, restroom supplies,  promotional products, first aid, safety, fire protection products and services and document management services for approximately 800,000 businesses. Cintas is a publicly held company traded over the Nasdaq Global Select Market under the symbol CTAS, and is a Nasdaq-100 company and component of the Standard & Poor's 500 Index.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements.  Forward-looking statements may be identified by words such as "estimates," "anticipates," "predicts," "projects," "plans," "expects," "intends," "target," "forecast," "believes," "seeks," "could," "should," "may" and "will" or the negative versions thereof and similar words, terms and expressions and by the context in which they are used.  Such statements are based upon current expectations of Cintas and speak only as of the date made.  You should not place undue reliance on any forward-looking statement.  We cannot guarantee that any forward-looking statement will be realized.  These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this Press Release.  Factors that might cause such a difference include, but are not limited to, the possibility of greater than anticipated operating costs including energy costs, lower sales volumes, loss of customers due to outsourcing trends, the performance and costs of integration of acquisitions, fluctuations in costs of materials and labor including increased medical costs, costs and possible effects of union organizing activities, failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety, uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation, the cost, results and ongoing assessment of internal controls for financial reporting required by the Sarbanes-Oxley Act of 2002, the initiation or outcome of litigation, investigations or other proceedings, higher assumed sourcing or distribution costs of products, the disruption of operations from catastrophic or extraordinary events, changes in federal and state tax and labor laws and the reactions of competitors in terms of price and service.  Cintas undertakes no obligation to publicly release any revisions to any forward-looking statements or to otherwise update any forward-looking statements whether as a result of new information or to reflect events, circumstances or any other unanticipated developments arising after the date on which such statements are made.  A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended May 31, 2008 and in our reports on Forms 10-Q and 8-K.  The risks and uncertainties described herein are not the only ones we may face. Additional risks and uncertainties presently not known to us or that we currently believe to be immaterial may also harm our business.

For additional information, contact:

William C. Gale, Sr. Vice President-Finance and Chief Financial Officer - 513-573-4211
Michael L. Thompson, Vice President and Treasurer - 513-573-4133

Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Three Months Ended			Twelve Months Ended
	May 31, 2009	May 31, 2008	% Chng.	May 31, 2009	May 31, 2008	% Chng.
Revenue:
Rental uniforms and ancillary products	$647,487	$711,728	-9.0	$2,755,015	$2,834,568	-2.8
Other services	231,196	297,227	-22.2	1,019,670	1,103,332	-7.6
Total revenue	$878,683	$1,008,955	-12.9	$3,774,685	$3,937,900	-4.1

Costs and expenses (income):
Cost of rental uniforms and ancillary products	$373,860	$399,599	-6.4	$1,562,230	$1,581,618	-1.2
Cost of other services	170,472	176,921	-3.6	661,584	674,682	-1.9
Selling and administrative expenses	253,677	279,116	-9.1	1,082,709	1,104,145	-1.9
Restructuring Charges	10,209	-	N/A	10,209	-	N/A
Impairment of Long-Lived Assets	48,888	-	N/A	48,888	-	N/A

Operating income	$21,577	$153,319	-85.9	$409,065	$577,455	-29.2

Interest income	(329)	(1,304)	-74.8	(2,764)	(6,072)	-54.5
Interest expense	12,030	13,371	-10.0	50,236	52,823	-4.9

Income before income taxes	$9,876	$141,252	-93.0	$361,593	$530,704	-31.9
Income taxes	5,804	51,591	-88.7	135,236	195,299	-30.8
Net income	$4,072	$89,661	-95.5	$226,357	$335,405	-32.5

Per share data:
Basic earnings per share	$0.03	$0.58	-94.8	$1.48	$2.15	-31.2
Diluted earnings per share	$0.03	$0.58	-94.8	$1.48	$2.15	-31.2

Weighted average number of shares outstanding	152,790	153,686		152,942	155,678
Diluted average number of shares outstanding	153,199	153,854		153,366	155,930

	Three Months Ended			Twelve Months Ended
CINTAS CORPORATION SUPPLEMENTAL DATA	May 31, 2009	May 31, 2008	% Chng.	May 31, 2009	May 31, 2008	% Chng.
Rental uniforms and ancillary products gross margin	42.3%	43.9%		43.3%	44.2%
Other services gross margin	26.3%	40.5%		35.1%	38.9%
Total gross margin	38.1%	42.9%		41.1%	42.7%
Net margin	0.5%	8.9%		6.0%	8.5%

Depreciation and amortization	$49,964	$49,456	1.0	$200,106	$191,903	4.3
Capital expenditures	$27,309	$45,485	-40.0	$160,092	$190,333	-15.9

Debt to total capitalization	24.9%	29.5%		24.9%	29.5%

SUPPLEMENTAL SEGMENT DATA	Rental Uniforms and Ancillary Products	Uniform Direct Sales	First Aid, Safety and Fire Protection	Document Management	Corporate	Total
For the three months ended May 31, 2009
Revenue	$647,487	$93,841	$83,038	$54,317	$-	$878,683
Gross margin	$273,627	$7,900	$26,505	$26,319	$-	$334,351
Selling and administrative expenses	$175,993	$22,041	$32,610	$23,033	$-	$253,677
Restructuring charges	$8,782	$547	$564	$316	$-	$10,209
Impairment of long-lived assets	$44,204	$4,135	$543	$6	$-	$48,888
Income (loss) before income taxes	$44,648	$(18,823)	$(7,212)	$2,964	$(11,701)	$9,876

For the three months ended May 31, 2008
Revenue	$711,728	$138,953	$104,549	$53,725	$-	$1,008,955
Gross margin	$312,130	$48,207	$42,344	$29,754	$-	$432,435
Selling and administrative expenses	$200,149	$26,504	$31,999	$20,464	$-	$279,116
Income (loss) before income taxes	$111,981	$21,703	$10,345	$9,290	$(12,067)	$141,252

As of and for the twelve months ended May 31, 2009
Revenue	$2,755,015	$428,369	$378,097	$213,204	$-	$3,774,685
Gross margin	$1,192,785	$106,033	$144,180	$107,873	$-	$1,550,871
Selling and administrative expenses	$769,275	$98,131	$127,126	$88,177	$-	$1,082,709
Restructuring charges	$8,782	$547	$564	$316	$-	$10,209
Impairment of long-lived assets	$44,204	$4,135	$543	$6	$-	$48,888
Income (loss) before income taxes	$370,524	$3,220	$15,947	$19,374	$(47,472)	$361,593
Assets	$2,511,902	$137,709	$321,400	$470,619	$253,809	$3,695,439

As of and for the twelve months ended May 31, 2008
Revenue	$2,834,568	$517,490	$403,552	$182,290	$-	$3,937,900
Gross margin	$1,252,951	$168,210	$160,823	$99,616	$-	$1,681,600
Selling and administrative expenses	$801,691	$103,444	$125,185	$73,825	$-	$1,104,145
Income (loss) before income taxes	$451,260	$64,766	$35,638	$25,791	$(46,751)	$530,704
Assets	$2,620,138	$205,638	$345,479	$445,651	$191,695	$3,808,601

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

To supplement its consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides additional measures of operatings results, net earnings and earnings per share adjusted to exclude certain costs, expenses and gains and losses.  Also, in addition to measuring its cash flow based upon the classifications established under GAAP of operating, investing and financing activities, the Company also measures its free cash flow generation.  The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for future performance.

The press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission.  A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows.

Reconciliation of Restructuring, Impairment and Inventory Valuation Charge

Three Months Ended May 31, 2009

Income Before Income Taxes	$9,876

Excluding:
Restructuring Charge	$10,209
Impairment of Long-Lived Assets (1)	$48,888
Inventory Valuation Charge (2)	$27,486

Total Restructuring, Impairment and Inventory Valuation Charge	$86,583

Income Before Income Taxes, excluding Charge	$96,459

Income Taxes, excluding Charge	$38,186

Net Income, excluding Charge	$58,273

Diluted Average Number of Shares Outstanding	153,199

Earnings per Diluted Share excluding Charge	$0.38

(1)	Impairment of Long-Lived Assets is an impairment of fixed assets and, to a lesser extent, uniforms and other rental items in-service. No impairment was required or made for intangibles or goodwill.

(2)	The inventory valuation charge is included in cost of goods sold. $8,419 of the charge is included in Cost of Rental Uniforms and Ancillary Products and $19,067 is included in Cost of Other Services.

Note:
Management believes that earnings per diluted share excluding the restructuring, impairment and inventory valuation charge provides investors pertinent information given the one-time nature of this change.

Computation of Free Cash Flow

	Twelve Months
	Ended May 31,
	2009	2008

Net Cash Provided by Operations	$523,522	$542,740

Capital Expenditures	$(160,092)	$(190,333)

Free Cash Flow	$363,430	$352,407

Note:
Management uses free cash flow to assess the financial performance of the Company.  Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue, improve and grow business operations.

Cintas Corporation
Consolidated Condensed Balance Sheets
(Unaudited)
(In thousands except share data)

	May 31, 2009	May 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$129,745	$66,224
Marketable securities	120,393	125,471
Accounts receivable, net	357,678	430,078
Inventories, net	202,351	238,669
Uniforms and other rental items in service	335,447	370,416
Deferred tax asset	66,368	39,410
Prepaid expenses	17,035	12,068
Assets held for sale	15,744	-
Total current assets	1,244,761	1,282,336

Property and equipment, at cost, net	914,627	974,575

Goodwill	1,331,388	1,315,569
Service contracts, net	124,330	152,757
Other assets, net	80,333	83,364

	$3,695,439	$3,808,601

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$69,965	$94,755
Accrued compensation & related liabilities	48,414	50,605
Accrued liabilities	198,488	207,925
Current income taxes (prepaid) payable	(25,512)	12,887
Long-term debt due within one year	598	1,070
Total current liabilities	291,953	367,242

Long-term liabilities:
Long-term debt due after one year	786,058	942,736
Deferred income taxes	149,032	124,184
Accrued liabilities	100,987	120,308
Total long-term liabilities	1,036,077	1,187,228

Shareholders' equity:
Preferred stock, no par value: 100,000 shares authorized, none outstanding	-	-
Common stock, no par value: 425,000,000 shares authorized	129,215	129,182
FY 2009: 173,085,926 issued and 152,790,170 outstanding FY 2008: 173,083,426 issued and 153,691,103 outstanding
Paid-in capital	72,364	60,408
Retained earnings	2,938,419	2,784,302
Treasury stock
FY 2009: 20,295,756; FY 2008: 19,392,323	(797,888)	(772,041)
Other accumulated comprehensive income (loss):
Foreign currency translation	33,505	61,206
Unrealized loss on derivatives	(8,207)	(8,815)
Unrealized loss on available-for-sale securities	1	(111)
Total shareholders' equity	2,367,409	2,254,131

	$3,695,439	$3,808,601

Cintas Corporation
Consolidated Condensed Statements of Cash Flows
(Unaudited)
(In thousands)

	Twelve Months Ended May 31
	2009	2008
Cash flows from operating activities:

Net income	$226,357	$335,405

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	157,572	148,566
Amortization of deferred charges	42,534	43,337
Impairment of long-lived assets	48,888	-
Stock-based compensation	11,953	7,456
Deferred income taxes	(1,174)	1,663
Change in current assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	71,149	(14,939)
Inventories, net	35,136	(6,100)
Uniforms and other rental items in service	29,661	(23,854)
Prepaid expenses	(4,949)	3,830
Accounts payable	(24,560)	30,567
Accrued compensation and related liabilities	(2,012)	(12,430)
Accrued liabilities and other	(28,991)	20,398
Income taxes payable	(38,042)	8,841
Net cash provided by operating activities	523,522	542,740

Cash flows from investing activities:

Capital expenditures	(160,092)	(190,333)
Proceeds from sale or redemption of marketable securities	116,433	45,791
Purchase of marketable securities and investments	(128,402)	(54,498)
Acquisitions of businesses, net of cash acquired	(30,909)	(111,535)
Other	(251)	(400)
Net cash used in investing activities	(203,221)	(310,975)

Cash flows from financing activities:

Proceeds from issuance of debt	7,500	295,000
Repayment of debt	(164,649)	(232,409)
Stock options exercised	-	8,371
Dividends paid	(72,207)	(70,831)
Repurchase of common stock	(25,847)	(191,479)
Other	855	(11,356)
Net cash used in financing activities	(254,348)	(202,704)

Effect of exchange rate changes on cash and cash equivalents	(2,432)	1,803

Net (decrease) in cash and cash equivalents	63,521	30,864
Cash and cash equivalents at beginning of period	66,224	35,360
Cash and cash equivalents at end of period	$129,745	$66,224